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                                                                    Exhibit 23.3




             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS



      We consent to the incorporation by reference in this Registration Statement of Kraft Foods Inc. Form S-8 dated October 9, 2001 of our report dated February 2, 2000 on our audits of the consolidated financial statements of Nabisco Holdings Corp. as of December 31, 1998 and 1999 and for the three years ended December 31, 1999 appearing in the Prospectus dated June 12, 2001, furnished to the Securities and Exchange Commission on August 10, 2001 as an exhibit to Kraft Foods' Current Report on Form 8-K. We also consent to the incorporation by reference of our reports dated June 23, 2000 relating to the financial statements which appear in the Annual Reports of the Nabisco, Inc. Capital Investment Plan and the Nabisco, Inc. Employee Savings Plan on Forms 11-K for the year ended December 30, 2000.


/s/ DELOITTE & TOUCHE LLP
-----------------------------
DELOITTE & TOUCHE LLP


Parsippany, New Jersey
October 9, 2001